Exhibit 99.1

FROM:  P.A.M. TRANSPORTATION SERVICES, INC.
P.O. BOX 188
Tontitown, AR 72770
Lance K. Stewart
(479) 361-9111

P.A.M. TRANSPORTATION SERVICES, INC.
ANNOUNCES RESULTS FOR THE SECOND QUARTER
ENDED JUNE 30, 2012

Tontitown, Arkansas, July 26, 2012......P.A.M. Transportation Services, Inc. (NASDAQ:  PTSI) today reported net income of $934,791, or diluted and basic earnings per share of $0.11 for the quarter ended June 30, 2012, and net income of $1,608,984, or diluted and basic earnings per share of $0.18 for the six month period then ended. These results compare to net income of $692,763, or diluted and basic earnings per share of $0.08, and net loss of $1,285,517, or diluted and basic loss per share of $0.14, respectively, for the three and six months ended June 30, 2011.

Operating revenues, including revenue from fuel surcharges, were $94,155,811 for the second quarter of 2012, a 1.8% decrease compared to $95,890,544 for the second quarter of 2011. Operating revenues, including fuel surcharges, were $190,311,220 for the six months ended June 30, 2012, a 5.2% increase compared to $180,916,719 for the six months ended June 30, 2011.

Daniel H. Cushman, President of the Company, commented, “We are very pleased to report our third consecutive quarter of sequential earnings growth. We remain absolutely dedicated in our focus on the goal of a sustainable profit model and are very pleased to see many of our initiatives bearing fruit.

“We reduced our fleet count slightly from an average of 1,769 trucks in the second quarter of 2011 to 1,739 in the second quarter of 2012 to align our fleet size with our freight network as we continue to refine freight choices and to take advantage of the opportunity to accelerate the disposal of our oldest, highest cost equipment while the used equipment market remains strong. While the number of company owned tractors was down 109 units for the quarters compared, we continue to have success expanding our owner operator fleet and increased our second quarter average by 79 year over year. In addition to our owner operator fleet growth, we are focused on increasing our number of team drivers to facilitate growth in our Expedited Service offering, and were able to increase our average team count by 117, from 206 in the second quarter of 2011 to 323 in the second quarter of 2012, and finished the quarter with 139 more driving employees than the same period in the prior year.

“Our equipment replenishment cycle remains on course, as we replace approximately 50 trucks and 50 trailers with new equipment each month. Our drivers and customers appreciate our new equipment and we have been very pleased with the mechanical reliability, CSA scores, and fuel economy. Since beginning our replenishment plan in May 2011, we have reduced the average age of our tractor fleet from 3.4 years to 2.1 years as of June 30, 2012.

“Year over year our rate per total mile decreased by $.02 cents. While we recognize the importance of rate growth, this decrease resulted as we replaced business with slightly higher base rates and lower fuel surcharges with business with a lower base rate and significantly higher fuel surcharges. This allows us to better address fuel costs in times of volatility, rather than building fuel into our rates and hoping that we have future increases covered.

“While we saw year over year decreases in various expenses, the decrease in fuel expense provided the most notable contribution for the quarter. Several factors contributed to this decrease including a decrease in the national average cost of diesel from $4.02 per gallon during the second quarter of 2011 to $3.93 during the second quarter of 2012, a half mile per gallon year over year improvement in our fleet fuel efficiency, and an increase of 79 owner operators for the quarter ended June 30, 2012, over the quarter ended June 30, 2011.

“While we are pleased with our year over year improvement for 2012 compared to 2011, we will not be satisfied until we are able to attain the goal of a sustainable profit model. We would like to thank our customers, employees, shareholders and suppliers for their continued support.”

P.A.M. Transportation Services, Inc. is a leading truckload dry van carrier transporting general commodities throughout the continental United States, as well as in the Canadian provinces of Ontario and Quebec. The Company also provides transportation services in Mexico through its gateways in Laredo and El Paso, Texas under agreements with Mexican carriers.

Certain information included in this document contains or may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may relate to expected future financial and operating results or events, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, excess capacity in the trucking industry; surplus inventories; recessionary economic cycles and downturns in customers' business cycles; increases or rapid fluctuations in fuel prices, interest rates, fuel taxes, tolls, license and registration fees; the resale value of the Company's used equipment and the price of new equipment; increases in compensation for and difficulty in attracting and retaining qualified drivers and owner-operators; increases in insurance premiums and deductible amounts relating to accident, cargo, workers' compensation, health, and other claims; unanticipated increases in the number or amount of claims for which the Company is self insured; inability of the Company to continue to secure acceptable financing arrangements; seasonal factors such as harsh weather conditions that increase operating costs; competition from trucking, rail, and intermodal competitors including reductions in rates resulting from competitive bidding; the ability to identify acceptable acquisition candidates, consummate acquisitions, and integrate acquired operations; a significant reduction in or termination of the Company's trucking service by a key customer; terrorist attacks; war; natural disasters; risk of doing business internationally; and other factors, including risk factors, included from time to time in filings made by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise.  In light of these risks and uncertainties, the forward-looking events and circumstances discussed above and in company filings might not transpire.

P.A.M. Transportation Services, Inc. and Subsidiaries Key Financial and Operating Statistics (unaudited)
	Quarter ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Revenue, before fuel surcharge	$73,699,771	$74,480,054	$148,868,210	$142,603,512
Fuel surcharge	20,456,040	21,410,490	41,443,010	38,313,207
	94,155,811	95,890,544	190,311,220	180,916,719

Operating expenses and costs:
Salaries, wages and benefits	33,763,886	29,386,151	65,805,402	58,214,656
Fuel expense	27,388,572	34,137,343	58,235,323	65,400,873
Operating supplies and expenses	10,118,383	9,329,200	19,443,485	18,484,521
Rent and purchased transportation	6,325,830	5,926,810	13,324,075	10,810,925
Depreciation	9,307,161	8,642,336	18,554,185	16,674,210
Operating taxes and licenses	1,239,605	1,257,107	2,479,401	2,523,537
Insurance and claims	3,259,966	3,433,287	6,594,847	6,712,527
Communications and utilities	536,872	628,447	1,126,789	1,349,770
Other	1,222,896	1,548,634	2,632,747	2,932,458
(Gain) loss on disposition of equipment	(279,507)	1,975	(243,412)	26,956
Total operating expenses and costs	92,883,664	94,291,290	187,952,842	183,130,433

Operating income (loss)	1,272,147	1,599,254	2,358,378	(2,213,714)

Interest expense	(605,154)	(491,064)	(1,166,567)	(981,529)
Non-operating income	894,576	25,977	1,488,936	1,152,471

Income (loss) before income taxes	1,561,569	1,134,167	2,680,747	(2,042,772)
Income tax expense (benefit)	626,778	441,404	1,071,763	(757,255)

Net income (loss)	$934,791	$692,763	$1,608,984	$(1,285,517)

Diluted earnings (loss) per share	$0.11	$0.08	$0.18	$(0.14)

Average shares outstanding – Diluted	8,703,139	9,101,606	8,700,763	9,244,503

	Quarter ended June 30,		Six Months Ended June 30,
Truckload Operations	2012	2011	2012	2011

Total miles	50,072,772	50,547,424	100,766,170	99,009,279
Operating ratio*	98.40%	97.82%	98.54%	101.80%
Empty miles factor	8.89%	7.53%	8.88%	7.38%
Revenue per total mile, before fuel surcharge	$1.35	$1.37	$1.35	$1.35
Total loads	65,726	72,058	132,059	140,680
Revenue per truck per work day	$617	$623	$615	$597
Revenue per truck per week	$3,085	$3,115	$3,075	$2,985
Average company trucks	1,617	1,726	1,634	1,724
Average owner operator trucks	122	43	109	37

Logistics Operations
Total revenue	$6,087,304	$5,035,619	$12,720,596	$9,150,599
Operating ratio	96.84%	98.24%	97.09%	97.93%

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* Operating ratio has been calculated based upon total operating expenses, net of fuel surcharge, as a percentage of revenue, before fuel surcharge. We used revenue, before fuel surcharge, and operating expenses, net of fuel surcharge, because we believe that eliminating this sometimes volatile source of revenue affords a more consistent basis for comparing our results of operations from period to period.